Exhibit 23.1
                           CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form SB-2, No. 333-_____) of our report dated March 30, 2000, with respect to the consolidated financial statements of Talk Visual Corporation, included in the Annual Report (Form 10-KSB) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

Mayer Rispler & Company, P.C.
Brooklyn, New York
on March 30, 2000.